Exhibit 99.1

Owens-Illinois to Present at JPMorgan Conference

TOLEDO, Ohio, Oct. 25, 2004 — Owens-Illinois, Inc., (NYSE: OI) today announced that the Company will participate in the JPMorgan Small Cap Conference “Think Big, Buy Small 4.0” tomorrow, Oct. 26, in Boston.

The Company’s Chairman & CEO Steven R. McCracken and Executive Vice President & CFO Thomas L. Young will give a formal presentation starting at 9:10 a.m. Eastern time.

The event will be simulcast online and will be available on the Company’s Web site, http://www.o-i.com , or at the URL below.

Instructions to access webcast:

1.               Log on to http://equityconferences.jpmorgan.com and select JPMorgan Small Cap “Think Big, Buy Small 4.0” Conference webcast link. (Viewers are encouraged to log on approximately five minutes prior to the presentation to register and download any software.)

2.               Upon registering, click “on-demand”.  This will launch the “On-Demand Webcasts” page. (Only those companies who are presenting at that time will be listed.)

3.               Click on “Owens-Illinois”

If you have any difficulties with the webcast, please e-mail help@mapdigital.com . A replay of the presentation will be available 24 hours after its conclusion until November 16.

Slides from the presentation will also be available on the Owens-Illinois Web site in the Investor Relations section under “Annual Reports and Presentations.”

About O-I

Owens-Illinois is the largest manufacturer of glass containers in the world, with leading positions in Europe, North America, Asia Pacific and South America. O-I is also a leading manufacturer of health care packaging and specialty closure systems.

CONTACT: OWENS-ILLINOIS, Sara Theis, 419-247-1297

Copies of Owens-Illinois news releases are available at the Owens-Illinois web site at www.o-i.com; or at www.prnewswire.com.

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